Exhibit 99.1
                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                          Omaha, Nebraska 68145


FOR IMMEDIATE RELEASE                         Contacts:  John J. Steele
---------------------           Executive Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3036


                                               Robert E. Synowicki, Jr.
                                           Executive Vice President and
                                              Chief Information Officer
                                                         (402) 894-3350


  WERNER ENTERPRISES REPORTS SECOND QUARTER 2009 REVENUES AND EARNINGS

Omaha, Nebraska, July 20, 2009:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ: WERN), one of the nation's largest truckload transportation and logistics companies, reported revenues and earnings for the second quarter ended June 30, 2009.

     Revenues decreased 30% to $403.1 million in second quarter 2009 compared to $578.2 million in second quarter 2008. Trucking revenues, excluding fuel surcharges, declined 16% to $310.1 million in second quarter 2009 compared to $368.6 million in second quarter 2008. Value Added Services ("VAS") revenues declined 25% for the reasons explained later in this earnings release and were $50.5 million in second quarter 2009 compared to $67.6 million in second quarter 2008. Earnings per diluted share decreased 31% to 18 cents per share in second quarter 2009 compared to 25 cents per diluted share in second quarter 2008. Earnings per diluted share increased from 10 cents per share in first quarter 2009 to 18 cents per share in second quarter 2009.

     The freight market was very challenging in second quarter 2009, however freight volumes improved from the extremely weak shipping levels experienced during first quarter 2009. The Company experienced some seasonal freight improvement as the quarter progressed from April to May to June 2009. However, second quarter 2009 freight comparisons were well below volumes during the same period in 2008, in part since June 2008 was the strongest freight month for the Company during 2008. Management is cautiously optimistic that freight is bottoming, but it remains difficult thus far in July 2009.

     Werner proactively adapted to the softer freight market conditions by reducing its fleet size by 10% when comparing second quarter 2009 to second quarter 2008. Fewer trucks and a 16% shorter length of haul reduced the Company's total miles by 14% over this same period. Having fewer trucks in service also lowered the Company's freight requirements and thereby reduced the Company's need to book less attractive and less profitable freight to keep its trucks and drivers productive. However, a smaller fleet results in lower revenues and operating income, assuming a constant operating margin percentage. The Company does not expect a meaningful improvement of its operating ratio in the near term, unless there is an improvement in the freight market or a reduction in capacity due to an increase in carrier failures. Management believes that excess capacity is being supported by lender leniency that is not ultimately sustainable. Based on current market conditions, the Company does not plan to make further significant reductions to its fleet, unless there is a significant decline in the freight market or a loss of customer business.

     Werner continues to diversify its business model with the goal of a balanced portfolio of One-Way Truckload (which includes the Regional, medium-to-long haul Van, and Expedited fleets), Dedicated, and Logistics. Within One-Way Truckload, the Company continues to reduce its medium-to-long-haul Van fleet and grow its Regional fleet. The Company's specialized services division, primarily Dedicated, maintained its fleet size in a difficult market at 3,250 trucks.

     Diesel fuel prices were lower by over $2.00 a gallon in second quarter 2009 compared to second quarter 2008. Diesel fuel prices rose during second quarter 2008 and into July 2008, before declining rapidly during the last five months of 2008. Lower fuel diesel prices in second quarter 2009 helped to reduce the cost of non-billable gallons used for truck idle time, empty miles, and out-of-route miles. In addition, the Company continued to achieve meaningful fuel miles per gallon ("mpg") improvements through its ongoing fuel management programs, which also helped reduce the Company's fuel costs. Due strictly to mpg improvements from these fuel management programs, which began in March 2008, Werner purchased 1.3 million fewer gallons of diesel fuel in second quarter 2009 compared to second quarter 2008. This fuel savings alone reduced the Company's carbon emissions by nearly 14,400 tons.

     The large decline in diesel fuel prices in the second half of 2008 had a temporary favorable impact on net fuel costs (fuel and fuel tax expense, less fuel surcharge revenues) in third quarter 2008 and fourth quarter 2008.

     In the latter months of 2008, the Company intensified its efforts to aggressively manage controllable costs and adapt to a smaller fleet. In addition to raising fuel mpg, during the first six months of 2009 Werner improved its tractor-to-non-driver ratio by 11% and reduced numerous other operating expenses. Superior service to customers, both external and internal, was not compromised. In addition, a broad-based, company-wide safety campaign was implemented in June 2009 with the objective of reducing the number of accidents and lowering insurance and claims expense.

     Werner's wholly owned subsidiary, Fleet Truck Sales, realized lower gains on sales of assets, primarily trucks and trailers, of $0.4 million in second quarter 2009 compared to $2.2 million in second quarter 2008. Buyer demand for used trucks and trailers remains low due to the weak freight market and recessionary economy. As a result, the average gains per truck and trailer sold decreased in second quarter 2009 compared to second quarter 2008. Gains on sales are reflected as a reduction of Other Operating Expenses in the Company's income statement.

     To provide shippers with additional sources of managed capacity and network analysis, Werner continues to develop its non-asset-based VAS segment. VAS includes Brokerage, Freight Management, Intermodal and Werner Global Logistics.


Value Added Services (amounts in 000's)         2Q09                2Q08
---------------------------------------   ----------------    ----------------
Revenues                                  $50,469   100.0%     $67,629  100.0%
Rent and purchased transportation
  expense                                  41,841    82.9       57,841   85.5
                                          -------             --------
Gross margin                                8,628    17.1        9,788   14.5
Other operating expenses                    5,837    11.6        6,104    9.1
                                          -------             --------
Operating income                           $2,791     5.5       $3,684    5.4
                                          =======             ========

                                                YTD09               YTD08
                                          ----------------    ----------------
Revenues                                  $97,942   100.0%    $129,815  100.0%
Rent and purchased transportation
  expense                                  81,279    83.0      110,520   85.1
                                          -------             --------
Gross margin                               16,663    17.0       19,295   14.9
Other operating expenses                   12,139    12.4       11,944    9.2
                                          -------             --------
Operating income                           $4,524     4.6       $7,351    5.7
                                          =======             ========


     VAS revenues, gross margins, and operating income declined in second quarter 2009 compared to second quarter 2008 due to three factors: (1) a reduction in the average revenue per shipment of 20% due to lower fuel prices and lower customer rates, (2) shifting significantly more shipments not committed to third-party capacity providers to our Truckload Transportation Services ("Truckload") segment to help cushion the impact of a soft freight market, which resulted in lower revenues and gross margin in our VAS segment and (3) a reduction in the number of industry freight shipments because of the weaker freight market and recessionary economy. The following table shows the change in shipment volume and average revenue (excluding logistics fee revenue) per shipment for all VAS shipments:


                                   2Q09       2Q08      Difference    % Change
                                  -------    -------    ----------    --------
Total VAS shipments                57,415     58,299        (884)        -2%
Less: Non-committed shipments
 to Truckload segment             (21,656)   (17,535)     (4,121)        24%
                                  -------    -------      ------
Net VAS shipments                  35,759     40,764      (5,005)       -12%
                                  =======    =======      ======

Average revenue per shipment       $1,303     $1,629       ($326)       -20%
                                  =======    =======      ======


      Brokerage revenues declined due to the factors described in the paragraph above, however its gross margin percentage improved by 60 basis points. Freight Management revenues declined due to reduced shipments with existing customers. Intermodal revenues and gross margins declined due to an extremely weak and competitive intermodal market in second quarter 2009. Werner Global Logistics achieved meaningful revenue and profit improvement.

     Comparisons  of  the  operating  ratios  (net  of  fuel   surcharge
revenues) for the Truckload segment and VAS segment for second quarters 2009 and 2008 and year-to-date 2009 and 2008 are shown below.


Operating Ratios                         2Q09        2Q08     Difference
----------------                        -------     -------   ----------
Truckload Transportation Services        93.9%       93.0%        0.9%
Value Added Services                     94.5        94.6        (0.1)


                                         YTD09       YTD08    Difference
                                        -------     -------   ----------
Truckload Transportation Services        95.5%       95.1%        0.4%
Value Added Services                     95.4        94.3         1.1


      Fluctuating fuel prices and fuel surcharge collections impact the total company operating ratio and the Truckload segment's operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting against fuel expenses. Eliminating fuel surcharge revenues, which are generally a more volatile source of revenue, provides a more consistent basis for comparing the results of operations from period to period. The Truckload segment's operating ratios for second quarter 2009 and second quarter 2008 are 94.6% and 94.9%, respectively, and for year to date 2009 and 2008 are 96.0% and 96.3%, respectively, when fuel surcharge revenues are reported as revenues instead of a reduction of operating expenses.

     The Company's financial position remains strong.  The Company ended
second   quarter  2009  with  no  debt  and  $87.3  million   of   cash.
Stockholder's equity is $759.3 million.

                                             INCOME STATEMENT DATA
                                                  (Unaudited)
                                    (In thousands, except per share amounts)

                                Quarter       % of         Quarter        % of
                                 Ended     Operating        Ended      Operating
                                6/30/09     Revenues       6/30/08      Revenues
                               --------    ---------      --------     ---------
Operating revenues             $403,051      100.0        $578,181       100.0
                               --------      -----        --------       -----
Operating expenses:
   Salaries, wages and
     benefits                   128,385       31.8         148,588        25.7
   Fuel                          57,166       14.2         154,963        26.8
   Supplies and maintenance      33,327        8.3          41,261         7.2
   Taxes and licenses            23,962        5.9          27,886         4.8
   Insurance and claims          22,591        5.6          23,907         4.2
   Depreciation                  39,214        9.7          41,683         7.2
   Rent and purchased
     transportation              71,735       17.8         105,220        18.2
   Communications and
     utilities                    3,989        1.0           4,820         0.8
   Other                            672        0.2          (1,015)       (0.2)
                               --------      -----        --------       -----
      Total operating
        expenses                381,041       94.5         547,313        94.7
                               --------      -----        --------       -----
Operating income                 22,010        5.5          30,868         5.3
                               --------      -----        --------       -----

Other expense (income):
   Interest expense                   3        0.0               3         0.0
   Interest income                 (437)      (0.0)           (964)       (0.2)
   Other                             20        0.0               1         0.0
                               --------      -----        --------       -----
      Total other expense
        (income)                   (414)      (0.0)           (960)       (0.2)
                               --------      -----        --------       -----

Income before income taxes       22,424        5.5          31,828         5.5
Income taxes                      9,732        2.4          13,716         2.4
                               --------      -----        --------       -----
Net income                      $12,692        3.1         $18,112         3.1
                               ========      =====        ========       =====

Diluted shares outstanding       72,010                     71,417
                               ========                   ========
Diluted earnings per share         $.18                       $.25
                               ========                   ========


                                                OPERATING STATISTICS
                                    Quarter Ended                   Quarter Ended
                                       6/30/09        % Change         6/30/08
                                    -------------    ----------     -------------
Trucking revenues, net of
  fuel surcharge (1)                   $310,066         -15.9%         $368,577
Trucking fuel surcharge
  revenues (1)                           38,506         -71.5%          134,929
Non-trucking revenues,
  including VAS (1)                      51,446         -26.0%           69,510
Other operating revenues (1)              3,033         -41.3%            5,165
                                     ----------                     -----------
     Operating revenues (1)            $403,051         -30.3%         $578,181
                                     ==========                     ===========

Average monthly miles per
  tractor                                 9,874          -5.0%           10,397
Average revenues per total
  mile (2)                               $1.439          -1.8%           $1.465
Average revenues per loaded
  mile (2)                               $1.651          -2.3%           $1.690
Average percentage of empty
  miles                                   12.80%         -4.1%            13.35%
Average trip length in
  miles (loaded)                            456         -15.6%              540
Total miles (loaded and
  empty) (1)                            215,412         -14.4%          251,630
Average tractors in service               7,272          -9.9%            8,068
Average revenues per
  tractor per week (2)                   $3,280          -6.7%           $3,514
Capital expenditures, net (1)          ($16,487)                        $40,582
Cash flow from operations (1)           $23,745                         $40,164
Return on assets
  (annualized)                              4.1%                            5.3%
Total tractors (at quarter
  end)
     Company                              6,615                           7,320
     Owner-operator                         670                             730
                                     ----------                     -----------
          Total tractors                  7,285                           8,050

Total trailers (truck and
  intermodal, quarter end)               24,515                          24,700


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.

                                             INCOME STATEMENT DATA
                                                  (Unaudited)
                                    (In thousands, except per share amounts)

                              Six Months     % of         Six Months    % of
                                Ended      Operating        Ended     Operating
                               6/30/09     Revenues        6/30/08    Revenues
                              ----------   ---------      ----------  ---------
Operating revenues             $797,559      100.0        $1,090,968     100.0
                              ---------      -----        ----------     -----
Operating expenses:
   Salaries, wages and
     benefits                   262,571       32.9           291,775      26.7
   Fuel                         108,776       13.6           278,799      25.6
   Supplies and maintenance      71,224        8.9            81,770       7.5
   Taxes and licenses            48,357        6.1            56,151       5.1
   Insurance and claims          44,256        5.6            48,639       4.5
   Depreciation                  79,308        9.9            83,479       7.6
   Rent and purchased
     transportation             140,328       17.6           199,683      18.3
   Communications and
     utilities                    8,391        1.1            10,059       0.9
   Other                          1,082        0.1            (3,673)     (0.3)
                              ---------      -----        ----------     -----
      Total operating
        expenses                764,293       95.8         1,046,682      95.9
                              ---------      -----        ----------     -----
Operating income                 33,266        4.2            44,286       4.1
                              ---------      -----        ----------     -----

Other expense (income):
   Interest expense                  79        0.0                 6       0.0
   Interest income                 (926)      (0.1)           (2,037)     (0.1)
   Other                           (252)       0.0                52       0.0
                              ---------      -----        ----------     -----
      Total other expense
        (income)                 (1,099)      (0.1)           (1,979)     (0.1)
                              ---------      -----        ----------     -----

Income before income taxes       34,365        4.3            46,265       4.2
Income taxes                     14,777        1.8            19,778       1.8
                              ---------      -----        ----------     -----
Net income                      $19,588        2.5           $26,487       2.4
                              =========      =====        ==========     =====

Diluted shares outstanding       71,962                       71,438
                              =========                   ==========
Diluted earnings per share         $.27                         $.37
                              =========                   ==========


                                                 OPERATING STATISTICS
                                        YTD 09        % Change         YTD 08
                                       --------       ---------      ----------
Trucking revenues, net of
  fuel surcharge (1)                   $618,042         -13.8%         $717,001
Trucking fuel surcharge
  revenues (1)                           73,159         -68.3%          230,698
Non-trucking revenues,
  including VAS (1)                     100,115         -25.1%          133,629
Other operating revenues (1)              6,243         -35.2%            9,640
                                       --------                      ----------
     Operating revenues (1)            $797,559         -26.9%       $1,090,968
                                       ========                      ==========


Average monthly miles per
  tractor                                 9,710          -4.2%           10,132
Average revenues per total
  mile (2)                               $1.439          -1.4%           $1.459
Average revenues per loaded
  mile (2)                               $1.656          -1.9%           $1.688
Average percentage of empty
  miles                                   13.15%         -2.8%            13.53%
Average trip length in
  miles (loaded)                            463         -14.4%              541
Total miles (loaded and
  empty) (1)                            429,582         -12.6%          491,374
Average tractors in service               7,374          -8.8%            8,083
Average revenues per
  tractor per week (2)                   $3,224          -5.5%           $3,412
Capital expenditures, net (1)           $26,745                         $65,970
Cash flow from operations (1)          $100,350                        $120,210
Return on assets
  (annualized)                              3.1%                            3.9%
Total tractors (at quarter
  end)
     Company                              6,615                           7,320
     Owner-operator                         670                             730
                                       --------                      ----------
          Total tractors                  7,285                           8,050

Total trailers (truck and
  intermodal, quarter end)               24,515                          24,700


(1)  Amounts in thousands.
(2)  Net of fuel surcharge revenues.


                                                   BALANCE SHEET DATA
                                          (In thousands, except share amounts)



                                            6/30/09                  12/31/08
                                          -----------              -----------
                                          (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                  $87,285                  $48,624
   Accounts receivable, trade, less
     allowance of $9,183 and $9,555,
     respectively                             168,674                  185,936
   Other receivables                           23,998                   18,739
   Inventories and supplies                    12,072                   10,644
   Prepaid taxes, licenses
     and permits                                7,205                   16,493
   Current deferred income taxes               32,565                   30,789
   Other current assets                        25,619                   20,659
                                          -----------              -----------
      Total current assets                    357,418                  331,884
                                          -----------              -----------

Property and equipment                      1,556,033                1,613,102
Less - accumulated depreciation               681,324                  686,463
                                          -----------              -----------
      Property and equipment, net             874,709                  926,639
                                          -----------              -----------

Other non-current assets                       16,193                   16,795
                                          -----------              -----------
                                           $1,248,320               $1,275,318
                                          ===========              ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                           $43,961                  $46,684
   Current portion of long-term debt                -                   30,000
   Insurance and claims accruals               77,139                   79,830
   Accrued payroll                             26,938                   25,850
   Other current liabilities                   19,098                   19,006
                                          -----------              -----------
      Total current liabilities               167,136                  201,370
                                          -----------              -----------

Other long-term liabilities                     7,810                    7,406

Insurance and claims accruals,
  net of current portion                      119,500                  120,500

Deferred income taxes                         194,567                  200,512

Stockholders' equity:
   Common stock, $.01 par value,
     200,000,000 shares authorized;
     80,533,536 shares issued;
     71,583,073 and 71,576,267 shares
     outstanding, respectively                    805                      805
   Paid-in capital                             93,947                   93,343
   Retained earnings                          838,941                  826,511
   Accumulated other comprehensive
     loss                                      (6,535)                  (7,146)
   Treasury stock, at cost; 8,950,463
     and 8,957,269 shares,
     respectively                            (167,851)                (167,983)
                                          -----------              -----------
      Total stockholders' equity              759,307                  745,530
                                          -----------              -----------
                                           $1,248,320               $1,275,318
                                          ===========              ===========


      Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier, and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on The NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the Company's website at www.werner.com.

      Note: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company's management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009. For those reasons, undue reliance should not be placed on any such forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.